Exhibit 10.1
Performance Hurdles
VAALCO ENERGY, INC.
RESTRICTED STOCK AWARD AGREEMENT

Participant:
THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is
made and entered into by and between VAALCO Energy, Inc., a Delaware corporation (the “Company”) and     , an individual and employee of the Company (the “Participant”), with respect to Awards approved by the Committee on the ___ day of _______, ______ (the “Date of Grant”), subject to the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “Plan”). This Agreement is subject to the terms and conditions of the Plan, which is incorporated herein in its entirety by reference. A copy of the Plan has been made available to the Participant. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to such terms in the Plan.
WHEREAS, the Participant is an Employee of the Company, and in connection therewith, the Company desires to grant restricted shares of the Company’s Common Stock (the “Common Stock”) to the Participant, subject to the terms and conditions of this Agreement and the Plan, with a view to increasing the Participant’s interest in the Company’s success and growth; and
WHEREAS, the Participant desires to be the holder of shares of Common Stock subject to the terms and conditions of this Agreement;
NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Grant of Common Stock. Subject to the restrictions, vesting, forfeiture, and other terms and conditions set forth herein (a) the Company hereby grants to the Participant,      (    ) shares of the Common Stock (the “Restricted Shares”), and (b) the Participant shall have all rights and privileges of ownership of the Restricted Shares subject to this Agreement and the terms of the Plan. The “Price at Grant” is $________. The “Term” shall begin on the Date of Grant and end on the ten-year anniversary thereof.
2.Transfer Restrictions.
(a)Generally. The Participant shall not sell, assign, exchange, pledge, encumber, gift, devise, hypothecate or otherwise transfer (individually and collectively, “Transfer”) any Restricted Shares unless and until vested. The Transfer restrictions imposed by this Section 2 shall lapse in accordance with the vesting schedule set out below (the “Vesting Schedule”) when the Restricted Shares become vested, provided that the Participant then is, and continuously from the Date of Grant has been, an employee of the Company and there has not been Termination of Service before the applicable vesting date set out in the Vesting Schedule. The

Restricted Shares as to which such restrictions have lapsed are referred to herein as “Vested Shares.”

(b)The Restricted Shares shall be registered in the Participant’s name as of the Date of Grant through a book entry credit in the records of the Company’s transfer agent, but shall be restricted as described herein from the Date of Grant and during the period prior to the vesting of such shares in accordance with Section 2(d) (the “Restriction Period”). During the Restriction Period, any certificates representing the Restricted Shares shall carry a legend evidencing the restrictions of this Agreement.
(c)If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, merger, or other event described in the Plan, any and all new, substituted, additional, or other securities to which the Participant is entitled by reason of his ownership of the Restricted Shares shall be considered “Restricted Shares” for purposes of this Agreement and shall be subject to the restrictions described in this Agreement during the Restriction Period.
(d)Subject to the restrictions set forth in this Agreement, the Participant shall have all the rights of a stockholder with respect to the Restricted Shares, including any applicable voting and dividend rights. In the event of forfeiture of the Restricted Shares, the Participant shall have no further rights with respect to such Restricted Shares. The forfeiture of any Restricted Shares shall not create any obligation to repay cash dividends received as to such Restricted Shares, nor shall such forfeiture invalidate any votes given by the Participant with respect to such Restricted Shares prior to forfeiture. The Restricted Shares shall become vested during the employment period if the Participant remains in continuous employment in accordance with the following Vesting Schedule:
One-third of the awards vest on the first day during the Term that a stock price performance hurdle of 10% above the Price at Grant has been achieved, provided that if such date is before the one-year anniversary of the Date of Grant, vesting shall occur on such one-year anniversary;

another one-third of the awards vest on the first day during the Term that a stock price performance hurdle of 15% above the Price at Grant has been achieved, provided that if such date is before the two-year anniversary of the Date of Grant, vesting shall occur on such two-year anniversary;
the remaining one-third of the awards vest on the first day during the Term that a stock price performance hurdle of 20% above the Price at Grant has been achieved, provided that if such date is before the three-year anniversary of the Date of Grant, vesting shall occur on such three-year anniversary.
Each hurdle is measured using a 30-day average stock price. Each stock price performance hurdle must be achieved during the Term to trigger vesting.

(e)If there is a Change in Control of the Company, all the then-unvested Restricted Shares shall automatically become 100% vested as of the date of the Change in Control.
(f)During the Restriction Period, the Participant shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares other than by will or the laws of descent and distribution. Any attempt to do so contrary to the foregoing shall be null and void. Additionally, the Participant hereby agrees and understands that, for the 365-day period immediately following the Restriction Period, the Shares shall be subject to a hold limitation such that the Participant shall be prohibited from transferring or selling such Shares during such 365-day period, provided, however, that this hold limitation shall automatically and immediately no longer be applicable upon the earlier of: (i) the Participant’s death, (ii) the Participant’s Total and Permanent Disability, (iii) the Participant’s Termination of Service; (iv) a Change in Control of the Company and (iv) as determined in the sole discretion of the Company.
(g)Any Restricted Shares forfeited hereunder shall be cancelled and automatically revert to the Plan. Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent the number of Restricted Shares not forfeited hereunder. Upon the Company’s request, the Participant agrees to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing only the unforfeited number of Restricted Shares.

3.Termination of Service.    Voluntary or involuntary Termination of Service shall affect the Participant’s rights under the Agreement as follows:

(a)Retirement. In the event of the Participant’s Retirement at or after attaining (i) age 65 and (ii) at least ten (10) years of employment service, all of the non-vested Restricted Stock shall become 100% vested as of the date of Termination of Service. Upon a Termination of Service due to the Participant’s Retirement at or after attaining age 65 but without ten (10) years of employment service, any non-vested portion of the Restricted Stock shall immediately terminate and no further vesting shall occur.
(b)Death or Total and Permanent Disability. If the Participant’s Termination of Service is due to death or Total and Permanent Disability at the time of such termination), then any non-vested portion of the Restricted Stock shall become 100% vested on the Termination of Service date.
(c)Other Involuntary Termination or Voluntary Termination. If the Participant’s incurs a Termination of Service for whatever reason, or the Participant resigns for any reason, either voluntarily or involuntarily, except for Retirement, death or Total and Permanent Disability as set out above, then any non-vested portion of the Restricted Stock shall immediately expire on the date of such Termination of Service.
4.Issuance of Certificate.

(a)The Restricted Shares shall not be transferred until they become Vested Shares. Further, the Vested Shares may not be sold or otherwise disposed of in any manner that would constitute, in the opinion of counsel for the Company, a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed. The Company may cause to be issued a stock certificate, registered in the name of the Participant, evidencing the Restricted Shares upon receipt of a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following or a substantially similar legend:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the VAALCO Energy, Inc. 2020 Long Term Incentive Plan and a Restricted Stock Agreement entered into between the registered owner of such shares and VAALCO Energy, Inc. Copies of the Plan and Restricted Stock Agreement are on file in the main corporate offices of VAALCO Energy, Inc.
(b)The certificate, together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(c)Upon the vesting of any Restricted Shares granted hereunder, the Company shall direct its transfer agent to record such shares as unrestricted or to deliver to the Participant certificates evidencing such shares. If certificates are delivered to the Participant, such certificates shall not bear the legend referenced in Section 3(a). Nothing herein shall obligate the Company to register the shares pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the shares to comply with any law or regulation of any governmental authority. The Participant will enter into such written representations and agreements as the Company may reasonably request to comply with any securities law or regulation.
5.Participant’s Representations. The Participant acknowledges that a copy of the prospectus, dated June 4, 2026 relating to the issuance of the Restricted Shares, has been made available to the Participant. Notwithstanding any provision hereof to the contrary, the Participant hereby agrees and covenants that the Participant will not acquire any Restricted Shares, and that the Company will not be obligated to issue any Restricted Shares or unrestricted shares to the Participant hereunder or under the Plan, if the issuance of such shares would constitute a violation by the Participant or the Company of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock is listed, as determined by legal counsel for the Company. The rights and obligations of the Company and the Participant hereunder are subject to all applicable laws and regulations.

6.Tax Withholding. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. To the extent that the receipt or vesting of Restricted Shares results in compensation income to the Participant for any tax purposes, the Participant shall deliver to Company at such time the sum that the Company requires to meet its tax withholding obligations under applicable law or regulation, and, if the Participant fails to do so, the Company is authorized to (a) withhold from any cash or stock remuneration then or thereafter payable to the Participant any federal, state, local or foreign tax that Company determines is required to be withheld, or (b) sell such number of Restricted Shares before their transfer to the Participant as is deemed appropriate to satisfy such tax withholding requirements, before transferring the resulting net number of shares to the Participant in full satisfaction of its obligations under this Agreement. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.
7.Interpretation The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified. The terms “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified. A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors, and permitted assigns. Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.
8.Participant Acknowledgment. The Participant acknowledges that
(a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his legal counsel and tax advisors prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other party. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or otherwise unenforceable by a court of competent jurisdiction, the parties hereby agree and confirm that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law.
9.Compliance with Code Section 409A. The Restricted Shares awarded under this Agreement are not intended to be subject to Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A”), including the authoritative guidance issued thereunder, and shall be interpreted and administered to be exempt from the application of Section 409A to the full extent possible under Section 409A.
10.Miscellaneous.
a.Certain Transfers Void. Any purported transfer of shares of Common Stock in breach of any provision of this Agreement shall be void and ineffective, and shall not operate to transfer any interest or title in the purported transferee.
b.No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.
c.Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create any employment relationship between the Participant and the Company for any guaranteed time period. The employment of the Participant shall be subject to termination to the same extent as if this Agreement had not been executed.
d.Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address, and to the Participant at his address indicated on the Company’s records, or at such other address and number as a party has last previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by courier or delivery service, or sent by certified or registered mail, return receipt requested.
e.Shares Reserved. The Company shall, at all times during the period that any Restricted Shares remain subject to this Agreement, reserve under the Plan such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Agreement.
f.Amendment, Termination and Waiver. This Agreement may be amended, modified, terminated or superseded only by written instrument executed by or on behalf of the Company and the Participant. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Participant. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.
g.No Guarantee of Tax Consequences. The Company makes no commitment or guarantee that any tax treatment will apply or be available to the Participant or any other person. The Participant has been advised, and provided with the opportunity, to obtain independent legal and tax advice regarding the grant, vesting, Transfer and the disposition of any Restricted Shares.
h.Severability. Any provision of this Agreement which is ruled to be invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
i.Supersedes Prior Agreements. This Agreement, together with the Plan, shall supersede and replace any and all prior agreements and understandings, oral or written, between the Company and the Participant regarding the grant of the Restricted Shares covered hereby. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
j.Recoupment. The Participant acknowledges, understands and agrees, with respect to any Restricted Shares delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such Shares shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s clawback policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s clawback policy at any time.
k.Governing Law. The Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law.

l.Successors and Assigns. This Agreement shall bind, be enforceable by, and inure to the benefit of, the Company and the Participant and any permitted successors and assigns under the Plan.
11    Survival of Certain Provisions. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination or expiration of this Agreement.
12Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronic signatures which shall be deemed original signatures thereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Restricted Stock Agreement is made and entered into effective as of the Date of Grant first written above.

VAALCO Energy, Inc.

By:
Name:
Title:

Address for Notices:

VAALCO Energy, Inc.
2500 CityWest Blvd., Suite 400
Houston, TX 77042
Attn: Legal Department

Participant:

Signature

Address for Notices: As on file with Human Resources